SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  November 3, 2011

(Date of earliest event reported)

SALLY HOLDINGS LLC

(Exact name of registrant as specified in its charter)

Delaware	333-144427	36-4472381
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

3001 Colorado
Boulevard
Denton, Texas 76210

(Address of principal executive offices)

(940) 898-7500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Purchase Agreement

On November 3, 2011, Sally Holdings LLC (“the Company”) and Sally Capital Inc. (together with the Company, the “Issuers”), both subsidiaries of Sally Beauty Holdings, Inc. (the “Parent”), the Parent and certain domestic subsidiaries of the Parent entered into a purchase agreement (the “Purchase Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC (the “Initial Purchasers”).  Pursuant to the Purchase Agreement, the Issuers sold $750,000,000 aggregate principal amount of the Issuers’ 6 7/8% Senior Notes due 2019 (the “Notes”) to the Initial Purchasers in a private placement in reliance on Rule 144A and Regulation S under the Securities Act of 1933, as amended, at a price, net of discounts, of 98.5 percent of the principal amount of the Notes. The closing of the sale of the Notes occurred on November 8, 2011. The Purchase Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions whereby the Issuers, on the one hand, and the Initial Purchasers, on the other hand, have agreed to indemnify each other against certain liabilities and will contribute to payments the other party may be required to make in respect thereof.

The net proceeds from the sale of the Notes will be used (i) to redeem $430.0 million aggregate principal amount of the Issuers’ 9.25% senior notes due 2014 at a redemption premium plus accrued and unpaid interest to, but not including, December 6, 2011, the redemption date, (ii) to redeem $275.0 million aggregate principal amount of the Issuer’s 10.50% senior subordinated notes due 2016 at a redemption premium plus accrued and unpaid interest to, but not including, the redemption date, and (iii) to pay fees and expenses incurred in connection with the sale of the Notes and the redemption of the senior notes due 2014 and the senior subordinated notes due 2016.

Indenture

The Notes were issued pursuant to an Indenture (the “Indenture”), dated as of November 8, 2011, by and among the Issuers, the guarantors listed therein and Wells Fargo Bank, National Association, as Trustee (the “Trustee”). The Indenture provides that interest on the Notes is payable semiannually in arrears on May 15 and November 15 of each year, and the Notes mature on November 15, 2019.

Under the Indenture, the Company has the right to redeem the Notes, in whole or in part, at any time on or after November 15, 2015 initially at 103.438% of their principal amount, plus accrued interest to the redemption date, declining ratably to 100% of their principal amount, plus accrued interest to the redemption date, on or after November 15, 2017. Pursuant to the Indenture, at any time prior to November 15, 2015, the Notes may also be redeemed or purchased (by the Company or any other person), in whole or in part, at a redemption price equal to 100% of their principal amount plus a make-whole premium as provided in the Indenture, together with accrued and unpaid interest to the redemption date. In addition, prior to November 15, 2014, the Company has the right to redeem up to 35% of the aggregate principal amount of outstanding Notes with the proceeds from sales of certain kinds of capital stock at a redemption price equal to 106.875% of their principal amount, plus accrued interest to the redemption date. The Company may make such redemption only if, after any such redemption, at least 65% of the aggregate principal amount of Notes originally issued under the Indenture (including any additional Notes) remains outstanding.

The Indenture contains certain covenants that, among other things, limit the Company’s ability and the ability of its restricted subsidiaries to incur additional indebtedness, make certain dividends, redeem stock or make other distributions, make certain investments, create liens, transfer or sell assets, merge or consolidate, and enter into transactions with the Company’s affiliates. Such covenants are subject to a number of important exceptions and qualifications set forth in the Indenture. The Indenture also contains certain customary events of default, including failure to make payments in respect of the principal amount of the Notes, failure to make payments of interest on the

Notes when due and payable, failure to comply with certain covenants and agreements and certain events of bankruptcy or insolvency.

An event of default under the Indenture will allow the Trustee or the holders of at least thirty percent in principal amount of the then outstanding Notes to declare the principal of and accrued but unpaid interest on all Notes due and payable, or in the case of events of default involving bankruptcy, insolvency or reorganization of the Company, such principal and accrued interest on all Notes will become immediately due and payable without action from the trustee or any holder.

Registration Rights Agreement

On November 8, 2011, the Issuers and the guarantors listed therein entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Initial Purchasers. Pursuant to the Registration Rights Agreement, the Issuers and the guarantors listed therein have agreed to:

•                  cause to be filed a registration statement for the exchange of the Notes for substantially similar notes that are publicly registered;

•                  use its commercially reasonable efforts to cause such registration statement to become effective within 270 days after the issue date of the Notes; and

•                  commence the exchange offer upon the effectiveness of such registration statement.

In addition, the Issuers and the guarantors listed in the Registration Rights Agreement have agreed, in certain circumstances specified in the Registration Rights Agreement, to file a shelf registration statement that would allow some or all of the Notes to be offered to the public and to use its commercially reasonable efforts to cause such shelf registration statement to become effective. If the Issuers do not comply with the foregoing obligations under the Registration Rights Agreement, the Issuers will be required to pay additional interest as liquidated damages to holders of the Notes.

The foregoing descriptions of the Purchase Agreement, the Indenture, which includes the form Note as an exhibit thereto, and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Purchase Agreement, Indenture and Registration Rights Agreement, which are attached as Exhibits 10.1, 4.1 and 4.2, respectively, to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under the caption “Indenture” in Item 1.01 above and the full text of the Indenture, which is attached hereto as Exhibit 4.1, are incorporated by reference into this Item 2.03.

Item 9.01.  Financial Statements and Exhibits.

(d)	The following Exhibits are filed herewith as part of this report:

4.1

Indenture, dated as of November 8, 2011, by and among Sally Holdings LLC, Sally Capital Inc., the guarantors listed therein and Wells Fargo Bank, National Association (including the form of Note attached as an exhibit thereto)

4.2

Registration Rights Agreement, dated as of November 8, 2011, by and among Sally Holdings LLC, Sally Capital Inc., the guarantors listed therein and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC

10.1

Purchase Agreement, dated as of November 3, 2011, by and among Sally Holdings LLC, Sally Capital Inc., the guarantors listed therein and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SALLY HOLDINGS LLC

November 9, 2011	By:	/s/ Matthew O. Haltom
Name: Matthew O. Haltom
Title: Vice President and Assistant Secretary